Exhibit 10.16

SAGENT HOLDING CO.

2007 GLOBAL SHARE PLAN

US SHARE OPTION AGREEMENT

Sagent Holding Co. (the “Company”) hereby grants you,                      (the “Participant”), an option (the “Option”) under the Company’s 2007 Global Share Plan (the “Plan”) to purchase shares of Ordinary Shares (“Shares”) of the Company. Subject to the provisions of the Plan and the Option Rules attached hereto as Exhibit A, the principal features of the Option are as follows:

Grant Number
Date of Grant
Vesting Commencement Date
Exercise Price per Share	$
Number of Shares subject to the Option
Type of Option:	Incentive Stock Option (to the extent permitted by Applicable Law)
Nonstatutory Stock Option
Expiration Date:

Vesting Schedule

The Option shall become exercisable, in whole or in part, in accordance with the terms of the Plan, the Option Rules (attached hereto as Exhibit A) and the following vesting schedule:

Twenty-five percent (25%) of the shares subject to each option shall vest on the first (1st) anniversary of the Vesting Commencement Date, and twenty-five (25%) of the shares subject to the option shall vest on each subsequent anniversary of the Vesting Commencement Date.

Option Termination:

Event Triggering Option Termination	Maximum Time to Exercise After Triggering Event*
Termination as Service Provider (except as provided below)	3 months
Termination as Service Provider due to Disability	12 months
Termination as Service Provider due to death	12 months

*The Option may only be exercised as to Shares that have vested as of the date of the Participant’s termination as a Service Provider and in no event may the Option be exercised after the Expiration Date. It is the Participant’s responsibility to exercise the Option, if the Participant so desires, before it expires or terminates.

The Participant’s signature below indicates his or her agreement, understanding, and acceptance that the Option is subject to all of the terms and conditions contained in Exhibit A and the Plan. Please be sure to read all of Exhibit A, which contains the specific terms and conditions of the Option.

This US Share Option Agreement (the “Option Agreement”) does not represent a securities interest in the Company, which interest may accrue only upon the exercise of the Option in accordance with its terms.

SAGENT HOLDING CO.	PARTICIPANT

Ronald Pauli, Chief Financial Officer	[Name of Participant]

Date	Date

EXHIBIT A

OPTION RULES

1. Grant of Option. The Administrator hereby grants to the Participant under the Plan the right to purchase the number of Shares set forth on the first page of this Option Agreement (the “Grant Notice”), at the Exercise Price per Share set forth in the Grant Notice, and subject to all of the terms and conditions in this Option Agreement and the Plan, a copy of which the Participant acknowledges having received. Unless otherwise defined herein, the capitalized terms in this Option Agreement shall have the meanings ascribed to those terms in the Plan. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail unless otherwise indicated.

The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan or any other plan of the Company) shall not exceed US$100,000. If the Option is designated in the Grant Notice as an Incentive Stock Option, all or a portion of the Option may nonetheless be treated as a Nonstatutory Stock Option in accordance with Section 6(b) of the Plan.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term cumulatively according to the Vesting Schedule set out in the Grant Notice and with the applicable provisions of the Plan. Notwithstanding the foregoing, the Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. The Option shall be exercisable to the extent then vested by delivery of a written exercise notice in the form attached hereto as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Participant (or by the Participant’s beneficiary or other person entitled under the Plan to exercise the Option in the event of the Participant’s death) and shall be delivered in person or by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised together with any applicable tax withholding. The Option shall be deemed to be exercised as of the date (the “Exercise Date”) (i) the Company receives (as determined by the Administrator in its sole, but reasonable, discretion) the fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price, together with any applicable tax withholding, and (ii) all other applicable terms and conditions of the Option Agreement are satisfied.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares will be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

(c) Approval by Members and Compliance Restrictions on Exercise. Any other provision of this Agreement to the contrary notwithstanding, no portion of the Option shall be exercisable at any time prior to the approval of the Plan by the Members of the Company. No Shares shall be issued pursuant to the exercise of an Option, unless the issuance and exercise, including the form of consideration used to pay the Exercise Price, comply with Applicable Law.

(d) Issuance of Shares. After receiving the Exercise Notice, the Company shall cause to be issued a certificate or certificates for the Shares as to which the Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause the certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising the Option.

3. Participant’s Representations. In the event the Shares have not been registered under the Securities Act on the Exercise Date, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C, as well as any other representations necessary or appropriate, in the judgment of the Administrator, to comply with Applicable Law.

4. Market Stand-Off.

(a) The Participant agrees that the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under the Option Agreement for a period specified by the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time commencing on and following the effective date of the first Qualified Public Offering as may be requested by the Company or its underwriters. In no event, however, shall the Market Stand-Off period exceed 180 days following the effective date of the first Qualified Public Offering. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Option Agreement until the end of the applicable Market Stand-Off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 4, and the Participant agrees that any transferee of any Participant shall be bound by the provisions of this Section 4. This Section 4 shall not apply to Shares registered in the first Qualified Public Offering.

(b) For purposes of this Section 4, a “Qualified Public Offering” shall mean the closing of an underwritten public offering, pursuant to an effective registration statement under the Securities Act or pursuant to a valid qualification or filing under Applicable Law of another jurisdiction, of the Shares or other equity securities of the Company. Notwithstanding the foregoing, a Qualified Public Offering shall not include a registration relating solely to employee benefit plans or to a Rule 145 transaction under the Securities Act or to similar registrations under Applicable Law of another jurisdiction.

(c) The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or its underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Shares (or other securities) of the Company, the Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day (or other) period. The Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following forms of consideration, or a combination thereof, at the election of the Participant:

(a) cash or check;

(b) at the discretion of the Administrator, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(c) at the discretion of the Administrator, surrender of other Shares which, if accepted by the Company, would not subject the Company to adverse accounting as determined by the Administrator.

6. Non-Transferability of Option. The Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) in any manner otherwise than (i) by will or (ii) by the laws of descent and distribution, shall not be subject to sale under execution, attachment, levy or similar process and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Plan and the Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7. Term of Option. The Option shall in any event expire on the expiration date set forth in the Grant Notice, and may be exercised prior to the expiration date only in accordance with the Plan and the terms of this Option Agreement.

8. Tax Obligations.

(a) Tax Withholding. The Participant shall make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining the Participant) for the satisfaction of all US Federal, state, local and non-US income and employment tax withholding requirements applicable to the Option exercise. The Participant hereby acknowledges, understands and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of Shares. If the Option granted to the Participant herein is designated as an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after the Date of Grant and (2) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant hereby acknowledges and agrees that the Participant may be subject to tax withholding by the Company on the compensation income recognized by the Participant in connection with the exercise of the Option.

(c) Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation”. An Option that is a “discount option” may result in (i) income recognition by the Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) tax, and (iii) potential penalty and interest charges. The Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. The Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, the Participant will be solely responsible for the Participant’s costs related to such a determination.

9. Adjustment of Shares. In the event of any transaction described in Section 12 of the Plan, the terms of the Option (including, without limitation, the number and kind of the Shares subject to the Option and the Exercise Price) may be adjusted as set forth in Section 12 of the Plan. This Option Agreement shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer any part of its business or assets.

10. Legality of Initial Issuance. No Shares shall be issued upon the exercise of the Option unless and until the Company has determined that: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed have been satisfied; and (iii) all other applicable provisions of state or US federal law or other Applicable Law have been satisfied.

11. No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other Applicable Law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Option Agreement to comply with any Applicable Law.

12. Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other Applicable Law.

13. Acknowledgement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. The Participant further agrees to notify the Company upon any change in the residence address indicated below.

14. General Provisions.

(a) Notice. Any notice required by the terms of this Option Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(b) Successors and Assigns. Except as provided herein to the contrary, this Option Agreement shall be binding upon and inure to the benefit of the parties to this Option Agreement, their respective successors and permitted assigns.

(c) No Assignment. Except as otherwise provided in this Option Agreement, the Participant shall not assign any of his or her rights under this Option Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Option Agreement, but no such assignment shall release the Company of any obligations pursuant to this Option Agreement.

(d) Severability. The validity, legality or enforceability of the remainder of this Option Agreement shall not be affected even if one or more of the provisions of this Option Agreement shall be held to be invalid, illegal or unenforceable in any respect.

(e) Administration. Any determination by the Administrator in connection with any question or issue arising under the Plan or this Option Agreement shall be final, conclusive, and binding on the Participant, the Company, and all other persons.

(f) Headings. The section headings in this Option Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Option Agreement or of any particular section.

(g) Counterparts. This Option Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Entire Option Agreement; Governing Law. The provisions of the Plan are incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Option Agreement is governed by the laws of the State of California applicable to contracts executed in and to be performed in that State, except with respect to its choice of law rules.

15. No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE AFFILIATE EMPLOYING THE PARTICIPANT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE OPTION GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE AFFILIATE EMPLOYING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

EXHIBIT B

SAGENT HOLDING CO.

2007 GLOBAL SHARE PLAN

EXERCISE NOTICE

Sagent Holding Co.

Attention: Secretary

1. Exercise of Option. Effective as of today,                     ,                     , the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase              shares of Ordinary Shares (the “Shares”) of Sagent Holding Co. (the “Company”), under and pursuant to the 2007 Global Share Plan (the “Plan”) and the US Share Option Agreement dated                     ,              (the “Option Agreement”). Unless otherwise defined herein, the capitalized terms in this notice of exercise (the “Exercise Notice”) shall have the meanings ascribed to those terms in the Plan.

2. Delivery of Payment. The Participant herewith delivers to the Company the full Exercise Price of the Shares with respect to which the Participant is exercising the Option, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of the Participant. The Participant hereby acknowledges that the Participant has received and read, and understands the Plan and the Option Agreement, including the Option Rules, and agrees to abide by and be bound by their terms and conditions.

4. Rights as Member. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Member shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares shall be issued to the Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Plan.

5. Right of First Refusal.

(a) Transfer Notice. If at any time the Participant proposes to sell, transfer, assign, encumber, pledge, hypothecate or otherwise dispose of in any way (each, a “Transfer”) all or any part of or any interest in the Shares to one or more third parties pursuant to an understanding with the third parties, then the Participant (a “Selling Participant”) shall first give the Company written notice of the Selling Participant’s intention to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Shares to be transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s), (iii) a certification as to the number of Shares currently owned, directly or indirectly, by the proposed transferee and its Affiliates and (iv) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. For purposes of this Section 5, “Affiliate” shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such entity. The Transfer Notice shall certify that the Selling Participant has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer and proof satisfactory to the Company that the proposed Transfer will not violate any Applicable Law.

(b) Company’s Option. The Company and its assignee(s) shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company and its assignee(s) may exercise such purchase option and, thereby, purchase all (or a portion of) the Offered Shares by notifying the Selling Participant in writing before expiration of such thirty (30)-day period as to the number of Offered Shares that it wishes to purchase. If the Company or an assignee gives the Selling Participant notice that it desires to purchase the Offered Shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplates a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 5(c) hereof.

(c) Valuation of Property. Should the purchase price specified in any Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company and its assignee(s) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Participant and the Company or its assignee(s) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Transfer Notice, the valuation shall be as determined in good faith by the Administrator. If the time for the closing of the purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth (5th) business day after the valuation shall have been made pursuant to this Section 5(c).

(d) Non-Exercise of Right. To the extent that any Offered Share has not been purchased pursuant to Section 5(b) hereof and the Company has determined that the proposed Transfer of the unpurchased Offered Shares to the third party transferee identified in the Transfer Notices would not constitute a Change in Control, the Company shall promptly so notify the Selling Participant and the Selling Participant shall have a period of thirty (30) days from receipt of such notice in which to sell such unpurchased Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice; provided, however, that the transferee shall agree in writing on a form prescribed by the Company to be bound by all provisions of this Exercise Notice. In the event that the Selling Participant does not consummate such sale or disposition within such thirty (30) day period, all rights of first refusal under this Section 5 shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Participant until such rights lapse in accordance with the terms of this Section 5. Furthermore, the exercise or nonexercise of such rights shall not adversely affect the right of the Company and its assignee(s) to make subsequent purchases from the Selling Participant of Shares.

(e) Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 5. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.

(g) Change in Control. In the event of a Change in Control, all rights of first refusal under this Section 5 shall remain in full force and effect and shall apply to the new shares of capital received in exchange for the Shares in consummation of the Change in Control, but only to the extent the Shares are at the time covered by the rights of first refusal under this Section 5.

(h) Lapse. Notwithstanding any other provision of this Section 5, any right of first refusal provided in this Section 5 shall terminate as to any Shares upon the earlier to occur of (i) a Qualified Public Offering, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6. Tax Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant hereby represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

7. Restrictions on Transfer.

(a) Legends. The Participant hereby acknowledges, understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or US federal securities laws or other Applicable Law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE ISSUER OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Rights of the Company. The Company shall not (i) record on its books the transfer of any Shares that have been sold or transferred in contravention of this Exercise Notice or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Exercise Notice. Any Transfer of Shares not made in conformance with this Exercise Notice shall be null and void and shall not be recognized by the Company.

(d) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a certificate of shares representing Shares sold under this Exercise Notice is no longer required, the holder of the certificate shall be entitled to exchange the certificate for a certificate representing the same number of Shares but without such legend.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and the terms and conditions of this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of this Exercise Notice shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Governing Law; Severability. This Exercise Notice is governed by the laws of the State of California applicable to contracts executed in and to be performed in that State without giving effect to its choice of law rules.

11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Exercise Notice is deemed made as of the date first set forth above.

Submitted by:	Accepted by:

PARTICIPANT	SAGENT HOLDING CO.

Signature	By

Print Name	Title

Address:

Date Received

SIGNATURE PAGE TO EXERCISE NOTICE

EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT:

COMPANY:	SAGENT HOLDING CO.

SECURITIES:	ORDINARY SHARES

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the Participant represents to the Company the following:

(a) The Participant hereby acknowledges that the Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Participant is acquiring these Securities for investment for the Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Participant hereby acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein. In this connection, the Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Securities. The Participant understands that the certificate evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and with any other legend required under applicable state securities laws.

(c) The Participant hereby acknowledges that the Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the option to the Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as this term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d) The Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of the Participant:

Date: